Exhibit 10.10

SECOND AMENDMENT AND WAIVER TO
CREDIT AGREEMENT	LASALLE RETAIL FINANCE

Date: November 26, 2007

THIS SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Second Amendment”) is made to the Credit Agreement (the “Credit Agreement”) dated as of July 2, 2007 by and among:

(a) AMERICAN APPAREL, INC., a corporation organized under the laws of the State of California, with its principal executive offices at 747 Warehouse Street, Los Angeles, California, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers now or hereafter party to the Credit Agreement; and

(b) the BORROWERS now or hereafter party to the Credit Agreement; and

(c) the FACILITY GUARANTORS now or hereafter party to the Credit Agreement; and

(d) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and

(e) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties; and

(f) WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties; and

(g) the LENDERS party to the Credit Agreement; and

(h) LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank; in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

Background:

A. Amendment. On October 11, 2007, the parties hereto entered into that certain First Amendment to Credit Agreement. The parties hereto desire to further amend the Credit Agreement on the terms and conditions set forth herein.

B. Waiver. In addition, the Lead Borrower has advised the Administrative Agent that the Borrowers have exceeded the financial performance covenant which establishes the limitation on capital expenditures, as set forth in Paragraph 2 on Exhibit M to the Credit Agreement (the “Capex Covenant”), in that the existing limit provides that “The Loan Parties shall not make or incur Capital Expenditures in any Fiscal year in excess of $17,500,000.00’, and the actual Capital Expenditures, based upon preliminary financial data through the date hereof, are currently estimated to be approximately $18,000,000.00 as of this date (the “Existing Default”). The Lead Borrower has requested that the Administrative Agent and the Lenders waive the Existing Default, and the Administrative Agent and the Lenders are willing to do so, on the terms and conditions set forth herein.

Accordingly, it is hereby agreed, as follows:

1.	Amendment to Credit Agreement: Subject to satisfaction of each and all of the Preconditions to Effectiveness set forth in Section 2, below, the Credit Agreement is amended, as follows:

a.	By deleting the definition of “SOF Investments Loan” in its entirety and substituting the following in its place:

“SOF Investments Loan” means the term loan in the aggregate principal amount of $61,000,000 made by SOF Investments to the Borrowers, the terms of which are reasonably satisfactory to the Administrative Agent.

b.	By deleting Paragraph 2 on Exhibit M to the Credit Agreement in its entirety and substituting the following in its place:

2. Capital Expenditures. The Loan Parties shall not make or incur Capital Expenditures:

(a) For the Fiscal year ending December 31, 2007, in excess of $25,000,000.00;

(b) For the Fiscal year commencing January 1, 2008 and thereafter, in any Fiscal year in excess of $17,500,000.00; and

(c) For any Fiscal quarter, in excess of $5,000,000.00.

2.	Waiver of Existing Default. The Administrative Agent and the Lenders hereby waive the Existing Default effective as of November 26, 2007, subject to the following:

a.	The waiver of the Existing Default is a one-time waiver, and shall not be deemed to constitute a waiver with respect to any other similar circumstance, nor a waiver of any other Event of Default, whether now existing or hereafter arising, including without limitation, on account of the breach of any other provision of the Credit Agreement.

b.	The limited waiver granted herein is made in reliance upon the representations, warranties, acknowledgements, and agreements of the Borrowers set forth in Section 4, below.

3.	Preconditions to Effectiveness. This Second Amendment shall not take effect unless and until each and all of the following items has been satisfied or delivered, as the case may be, and in all events, to the satisfaction of the Agents, in their sole and exclusive discretion. The willingness of the Agents and the Lenders to enter into this Second Amendment is expressly conditioned upon the prior receipt by the Administrative Agent of the following items:

a.	The Lead Borrower, the Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent a duly executed copy of this Second Amendment.

b.	The Lead Borrower, the Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent such other and further documents as the Administrative Agent reasonably may require and shall have identified prior to the execution of this Second Amendment, in order to confirm and implement the terms and conditions of this Second Amendment, including without limitation, a corresponding waiver of the Existing Default by SOF Investments.

c.	The Borrowers shall have paid to the Administrative Agent for the ratable benefit of the Lenders an amendment and waiver fee in the amount of $25,000.00. In this regard, the waiver and amendment fee shall be fully earned as of the date of execution of this Second Amendment, and the Administrative Agent is hereby authorized to make a Revolving Credit Loan under the Credit Agreement to pay the waiver and amendment fee.

4.	Ratification of Loan Documents. No Claims against the Lender:

a.	Except as provided herein, all terms and conditions of the Credit Agreement and of each of the other Loan Documents remain in full force and effect. Each Loan Party hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

b.	Each Loan Party represents and warrants to the Lender that as of the date of this Second Amendment, other than with respect to items which remain outstanding under the Post Closing Letter dated July 2, 2007, no Event of Default exists, or solely with the passage of time or notice, would exist under the Loan Documents.

c.	Each Loan Party acknowledges and agrees that to its actual knowledge (i) there is no basis nor set of facts on which any amount (or any portion thereof) owed by any of the Loan Parties under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; (ii) nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to any of the Loan Parties with regard thereto; (iii) nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

5.	Miscellaneous:

a.	Terms used in this Second Amendment which are defined in the Credit Agreement are used as so defined.

b.	This Second Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement.

c.	This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.	Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Second Amendment.

e.	The Borrowers shall pay on demand all reasonable costs and expenses of the Agents and the Lenders, including, without limitation, attorneys’ fees incurred by the Agents in connection with the preparation, negotiation, execution, and delivery of this Second Amendment. The Administrative Agent is hereby authorized by the Borrowers to make one or more Revolving Credit Loans to pay all such costs, expenses, and attorneys’ fees and expenses.

f.	In connection with the interpretation of this Second Amendment and all other documents, instruments, and agreements incidental hereto:

i.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

ii.	The captions of this Second Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties under this Second Amendment.

iii.	In the event of any inconsistency between the provisions of this Second Amendment and any of the other Loan Documents, the provisions of this Second Amendment shall govern and control.

g.	The Agents, the Lenders, the Borrowers, and the Facility Guarantors have prepared this Second Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Agents, the Lenders, the Borrowers, and the Facility Guarantors and shall not be construed against any party.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be duly executed as of the date first set forth above.

AMERICAN APPAREL, INC.,
as Lead Borrower and as a Borrower

By:	/s/ Ken Cieply
Name:	Ken Cieply
Title:	CFO

AMERICAN APPAREL RETAIL, INC.,
as a Borrower

By:	/s/ Ken Cieply
Name:	Ken Cieply
Title:	CFO

AMERICAN APPAREL DYEING & FINISHING, INC.,
as a Borrower

By:	/s/ Ken Cieply
Name:	Ken Cieply
Title:	CFO

KCL KNITTING, LLC,
as a Borrower

By:	American Apparel, Inc., its sole member

	By:	/s/ Ken Cieply
	Name:	Ken Cieply
	Title:	CFO

Signature Page to Second Amendment and Waiver to Credit Agreement

AMERICAN APPAREL, LLC,
as a Facility Guarantor

By:	/s/ DOV CHARNEY
Name:
Title:

FRESH AIR FREIGHT, INC.,
as a Facility Guarantor

By:	/s/ Ken Cieply
Name:	Ken Cieply
Title:	CFO

Signature Page to Second Amendment and Waiver to Credit Agreement

LASALLE BUSINESS CREDIT, LLC,
As Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance

As Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Vice President

Address:	135 South LaSalle Street, Suite 425 Chicago, Illinois 60603
Attn:	Steven Chalmers
Telephone:	(312) 904-8468
Telecopy:	(312) 992-1501

LASALLE BANK NATIONAL ASSOCIATION,
As Issuing Bank

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Vice President

Address:	135 South LaSalle Street
Chicago, Illinois 60603
Attention:
Telephone:	(312) 904-2000
Telecopy:

Signature Page to Second Amendment and Waiver to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC,

As Collateral Monitoring Agent and as a Lender

By:	/s/ Cory Loftus
Name:	Cory Loftus
Title:	Vice President

Address:	One Boston Place, 19th Floor Boston, Massachusetts 02108
Attn:	Cory Loftus
Telephone:	(617) 854-7259
Telecopy:	(617) 523-4029

Signature Page to Second Amendment and Waiver to Credit Agreement